Exhibit 99.1

Heritage Commerce Corp Earns $16.4 Million for the Second Quarter of 2023, and

$35.3 Million for the First Six Months of 2023;

Continued Deposit Growth

San Jose, CA — July 27, 2023 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced second quarter 2023 net income increased 11% to $16.4 million, or $0.27 per average diluted common share, compared to $14.8 million, or $0.24 per average diluted common share, for the second quarter of 2022, and decreased (13%) from $18.9 million, or $0.31 per average diluted common share, for the first quarter of 2023. For the six months ended June 30, 2023, net income increased 28% to $35.3 million, or $0.58 per average diluted common share, compared to $27.7 million, or $0.45 per average diluted common share, for the six months ended June 30, 2022. All results are unaudited.

"We are pleased to report excellent operating results for the second quarter of 2023, achieving record earnings not only for this quarter but also for the first six months of the year,” said Clay Jones, President and Chief Executive Officer. “Our profits have shown a notable 28% increase compared to the first six months of 2022. This growth is attributed to the expansion of our loan portfolio, increased deposits, higher net interest income, and improved efficiency."

Mr. Jones further acknowledged that as clients sought higher yields on their deposits, there was an anticipated shift towards interest-bearing deposits. While this shift affected margins during the period, it reflects the Bank's responsiveness to client preferences and demonstrates the commitment to meeting their financial needs.

“Our credit quality remains strong, with only a minor increase to nonperforming and classified assets.” said Mr. Jones. “We remain confident in our allowance for credit losses with respect to our loan portfolio, as our reserves represent 863% of nonperforming loans and 1.45% of total loans.”

“Looking ahead to the second half of the year, we remain confident in the Bank's well-positioned balance sheet, with an emphasis on strength, stability, and liquidity. With a well-diversified and stable deposit base, along with abundant alternative funding sources, we are successfully navigating the current challenges within the banking industry," stated Mr. Jones.

Mr. Jones conveyed his gratitude to the loyal clients, dedicated team members, community nonprofits, and the Company’s shareholders, recognizing their continuing support. Their trust and collaboration play a crucial role in the Company’s ongoing success and ability to provide exceptional financial services to our clients.

Current Financial Condition and Liquidity Position

The following are important factors in understanding our current financial condition and liquidity position:

Liquidity and Available Lines of Credit:

●	The following table shows our liquidity and available lines of credit at June 30, 2023:

LIQUIDITY AND AVAILABLE LINES OF CREDIT	Total
(in $000’s, unaudited)	Available
Excess funds at the Federal Reserve Bank ("FRB")	$464,100
FRB discount window collateralized line of credit	1,266,522
Federal Home Loan Bank ("FHLB") collateralized borrowing capacity	1,087,564
Unpledged investment securities (at fair value)	108,571
Off-balance sheet deposits	86,734
Federal funds purchase arrangements	80,000
Holding company line of credit	20,000
Total	$3,113,491

●	The Company’s total liquidity and borrowing capacity was $3.113 billion, all of which remained available at June 30, 2023.

●	The available liquidity and borrowing capacity was 69% of total deposits and approximately 145% of estimated uninsured deposits at June 30, 2023.
●	The Bank increased its credit line availability from the FRB and the FHLB by $332.3 million to $2.354 billion at June 30, 2023, from $2.022 billion at March 31, 2023, and increased by $1.515 billion from $839.5 million at December 31, 2022.
●	The Company borrowed $150.0 million on its line of credit with the FRB, and another $150.0 million on its line of credit with the FHLB during the first quarter of 2023, and both lines of credit were repaid in full on April 20, 2023. These short-term borrowings provided rapid, flexible liquidity during an uncertain time.
●	The loan to deposit ratio was 73.07% at June 30, 2023, compared to 75.14% at December 31, 2022, and 73.39% at March 31, 2023.

Deposits:

●	Total deposits increased $111.2 million, or 3%, to $4.501 billion at June 30, 2023 from $4.390 billion at December 31, 2022, and increased $56.2 million, or 1% from March 31, 2023.
●	Migration of customer deposits resulted in an increase in Insured Cash Sweep (“ICS”)/Certificate of Deposit Account Registry Service (“CDARS”) deposits of $793.7 million to $824.1 million at June 30, 2023, compared to $30.4 million at December 31, 2022. ICS/CDARS deposits increased $520.0 million to $824.1 million at June 30, 2023 from $304.1 million at March 31, 2023.
●	Noninterest-bearing demand deposits decreased ($416.9) million, or (24%), to $1.320 billion at June 30, 2023 from December 31, 2022, and decreased ($149.2) million, or (10%) from March 31, 2023, primarily due to clients seeking higher yields and moving noninterest-bearing deposits to the Bank’s interest-bearing and ICS deposits.
●	The Company had 24,404 deposits accounts at June 30, 2023, with an average balance of $187,000, compared to 24,103 deposit accounts at March 31, 2023, with an average balance of $184,000. At December 31, 2023, the Company had 23,833 deposit accounts, with an average balance of $184,000.
●	Deposits from the top 100 client relationships totaled $2.108 billion, representing 47% of total deposits, with an average account size of $401,000, representing 22% of the total number of accounts at June 30, 2023.

Investment Securities:

●	Investment securities totaled $1.168 billion at June 30, 2023, of which $486.1 million were in the securities available-for-sale portfolio (at fair value), and $682.1 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $13,000).
●	The weighted average life of the total investment securities portfolio was 4.79 years at June 30, 2023.
●	The following are the projected cash flows from paydowns and maturities in the investment securities portfolio for the periods indicated based on the current interest rate environment:

		Agency
		Mortgage-
		backed and
PROJECTED INVESTMENT SECURITIES CASH FLOWS	U.S.	Municipal
(in $000’s, unaudited)	Treasury	Securities	Total
Third quarter of 2023	$27,000	$24,587	$51,587
Fourth quarter of 2023	20,000	19,739	39,739
First quarter of 2024	37,000	19,458	56,458
Second quarter of 2024	131,000	18,624	149,624
Total	$215,000	$82,408	$297,408

Loans:

●	Loans, excluding loans held-for-sale, decreased ($9.8) million to $3.289 billion at June 30, 2023 from December 31, 2022, and increased $26.9 million, or 1%, from March 31, 2023.
●	Commercial real estate (“CRE”) loans totaled $1.755 billion at June 30, 2023, of which 35% were owner occupied and 65% were investor CRE loans.
●	During the second quarter of 2023, 41 new CRE loans were originated totaling $92 million with a weighted average loan-to-value and debt-service coverage for the non-owner occupied portfolio of 40% and 1.77 times, respectively
●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was $1.7 million.
●	The Company has personal guarantees on 90% of its CRE portfolio. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.
●	Total office exposure in the CRE portfolio was $397 million, including 30 loans totaling approximately $76 million, in San Jose, 17 loans totaling approximately $29 million in San Francisco, and 6 loans totaling approximately $11 million, in Oakland, at June 30, 2023. Non-owner occupied CRE with office exposure totaled $307 million at June 30, 2023.

●	Of the $397 million of CRE loans with office exposure, approximately $35 million, or 9%, are situated in the Bay Area downtown business districts of San Jose and San Francisco, with an average balance of $2.3 million.
●	At June 30, 2023, the weighted average loan-to-value and debt-service coverage for the entire non-owner occupied office portfolio were 43.6% and 1.87 times, respectively. For the 8 non-owner occupied office loans in San Francisco at June 30, 2023, the weighted average loan-to-value and debt-service coverage were 34% and 1.55 times, respectively.

Second Quarter Ended June 30, 2023

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended June 30, 2023, compared to June 30, 2022, and March 31, 2023, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.27 for the second quarter of 2023, compared to $0.24 for the second quarter of 2022, and $0.31 for the first quarter of 2023. Diluted earnings per share were $0.58 for the first six months of 2023, compared to $0.45 for the first six months of 2022.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible common equity for the periods indicated:

	For the Quarter Ended:			For the Six Months Ended:
	June 30,	March 31,	June 30,	June 30,	June 30,
(unaudited)	2023	2023	2022	2023	2022
Return on average tangible assets	1.29%	1.52%	1.15%	1.40%	1.07%
Return on average tangible common equity	13.93%	16.71%	14.06%	15.29%	13.28%

♦	Net interest income increased 11% to $46.3 million for the second quarter of 2023, compared to $41.9 million for the second quarter of 2022. The fully tax equivalent (“FTE”) net interest margin increased 38 basis points to 3.76% for the second quarter of 2023, from 3.38% for the second quarter of 2022, primarily due to increases in the prime rate and the rate on overnight funds, partially offset by a higher cost of funds, a decrease in the average balances of noninterest bearing demand deposits, and an increase in the average balances of short-term borrowings.

●	Net interest income decreased (6%) to $46.3 million for the second quarter of 2023, compared to $49.3 million for the first quarter of 2023. The FTE net interest margin decreased (33) basis points to 3.76% for the second quarter of 2023 from 4.09% for the first quarter of 2023, primarily due to a higher cost of funds, a decrease in the average balances of noninterest bearing demand deposits, and a decrease in the accretion of the loan purchase discount into interest income from acquired loans partially offset by increases in the prime rate and higher average yields on overnight funds.

●	For the first six months of 2023, the net interest income increased 19% to $95.6 million, compared to $80.1 million for the first six months of 2022. The FTE net interest margin increased 71 basis points to 3.92% for the first six months of 2023, from 3.21% for the first six months of 2022, primarily due to increases in the prime rate and the rate on overnight funds, partially offset by a higher cost of funds, a decrease in the average balances of noninterest bearing demand deposits, and an increase in the average balances of short-term borrowings.

♦	The following table, as of June 30, 2023, sets forth the estimated changes in the Company’s annual net interest income that would result from an instantaneous shift in interest rates from the base rate:

	Increase/(Decrease) in
	Estimated Net
	Interest Income(1)
CHANGE IN INTEREST RATES (basis points)	Amount	Percent
(in $000's, unaudited)
+400	$16,770	8.2%
+300	$12,537	6.2%
+200	$8,326	4.1%
+100	$4,147	2.0%
0	—	—
−100	$(5,371)	(2.6)%
−200	$(17,083)	(8.4)%
−300	$(32,894)	(16.2)%
−400	$(48,726)	(24.0)%

(1)	Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 5.47% for the second quarter of 2023, compared to 5.46% for the first quarter of 2023, primarily due to increases in the prime rate.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2023			March 31, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,660,119	$35,310	5.32%	$2,688,800	$34,967	5.27%
Prepayment fees	—	73	0.01%	—	138	0.02%
Asset-based lending	28,251	686	9.74%	27,550	627	9.23%
Bay View Funding factored receivables	68,680	3,847	22.47%	77,755	4,001	20.87%
Purchased residential mortgages	478,220	3,829	3.21%	487,780	3,857	3.21%
Loan fair value mark / accretion	(3,929)	283	0.04%	(4,360)	522	0.08%
Total loans (includes loans held-for-sale)	$3,231,341	$44,028	5.47%	$3,277,525	$44,112	5.46%

●	The average yield on the total loan portfolio increased to 5.47% for the second quarter of 2023, compared to 4.80% for the second quarter of 2022, primarily due to increases in the prime rate, partially offset by a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and higher average balances of lower yielding purchased residential mortgages.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2023			June 30, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,660,119	$35,310	5.32%	$2,560,740	$28,025	4.39%
Prepayment fees	—	73	0.01%	—	549	0.09%
Asset-based lending	28,251	686	9.74%	49,667	874	7.06%
Bay View Funding factored receivables	68,680	3,847	22.47%	64,085	3,129	19.58%
Purchased residential mortgages	478,220	3,829	3.21%	381,988	2,711	2.85%
Loan fair value mark / accretion	(3,929)	283	0.04%	(6,303)	1,250	0.20%
Total loans (includes loans held-for-sale)	$3,231,341	$44,028	5.47%	$3,050,177	$36,538	4.80%

●	The average yield on the total loan portfolio increased to 5.46% for the first six months of 2023, compared to 4.75% for the first six months of 2022, primarily due to increases in the prime rate, partially offset by a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and higher average balances of lower yielding purchased residential mortgages.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,674,389	$70,277	5.30%	$2,556,636	$55,690	4.39%
Prepayment fees	—	211	0.02%	—	1,059	0.08%
Asset-based lending	27,902	1,313	9.49%	59,587	1,825	6.18%
Bay View Funding factored receivables	73,193	7,848	21.62%	60,940	5,922	19.60%
Purchased residential mortgages	482,964	7,686	3.21%	368,880	5,139	2.81%
Loan fair value mark / accretion	(4,143)	805	0.06%	(6,600)	2,004	0.16%
Total loans (includes loans held-for-sale)	$3,254,305	$88,140	5.46%	$3,039,443	$71,639	4.75%

●	In aggregate, the remaining net purchase discount on total loans acquired was $3.8 million at June 30, 2023.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	June 30, 2023			March 31, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,368,373			$1,667,260

Demand, interest-bearing	1,118,200	$1,788	0.64%	1,217,731	$1,476	0.49%
Savings and money market	1,109,347	4,638	1.68%	1,285,173	3,489	1.10%
Time deposits - under $100	11,610	20	0.69%	12,280	10	0.33%
Time deposits - $100 and over	201,600	1,410	2.81%	163,047	845	2.10%
ICS/CDARS - interest-bearing demand, money market
and time deposits	614,911	2,867	1.87%	70,461	81	0.47%
Total interest-bearing deposits	3,055,668	10,723	1.41%	2,748,692	5,901	0.87%
Total deposits	4,424,041	10,723	0.97%	4,415,952	5,901	0.54%

Short-term borrowings	62,653	787	5.04%	46,677	578	5.02%
Subordinated debt, net of issuance costs	39,401	538	5.48%	39,363	537	5.53%
Total interest-bearing liabilities	3,157,722	12,048	1.53%	2,834,732	7,016	1.00%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,526,095	$12,048	1.07%	$4,501,992	$7,016	0.63%

●	The average cost of total deposits increased to 0.97% for the second quarter of 2023, compared to 0.54% for the first quarter of 2023. The average cost of funds increased to 1.07% for the second quarter of 2023, compared to 0.63% for the first quarter of 2023. The average cost of deposits was 0.10% and the average cost of funds was 0.15% for the second quarter of 2022.
●	The average cost of total deposits increased to 0.76% for the first six months of 2023, compared to 0.10% for the first six months of 2022. The average cost of funds increased to 0.85% for the first six months of 2023, compared to 0.14% for the first six months of 2022.
●	The increase in the average cost of total deposits and the average cost of funds for the second quarter of 2023 and first six months of 2023 was primarily due to clients seeking higher yields and moving noninterest-bearing deposits to the Bank’s interest-bearing and ICS deposits and an increase in market interest rates.
♦	During the second quarter of 2023, we recorded a provision for credit losses on loans of $260,000, compared to a ($181,000) recapture of provision for credit losses on loans for the second quarter of 2022, and a provision for credit losses on loans of

$32,000 for the first quarter of 2023. There was a provision for credit losses on loans of $292,000 for the six months ended June 30, 2023, compared to a ($748,000) recapture of provision for credit losses on loans for the six months ended June 30, 2022.
♦	Total noninterest income remained relatively flat at $2.1 million for both the second quarter of 2023 and the second quarter of 2022. Total noninterest income decreased (25%) to $2.1 million for the second quarter of 2023, compared to $2.8 million for the first quarter of 2023, primarily due to lower service charges and fees on deposit accounts.
●	For the six months ended June 30, 2023, total noninterest income increased 6% to $4.8 million, compared to $4.6 million for the six months ended June 30, 2022, primarily due to higher service charges and fees on deposit accounts, partially offset by a $637,000 gain on warrants during the first six months of 2022.
♦	Total noninterest expense for the second quarter of 2023 increased to $25.0 million, compared to $23.2 million for the second quarter of 2022, primarily due to higher salaries and employee benefits, and higher insurance and information technology related expenses included in other noninterest expense during the second quarter of 2023. Total noninterest expense for the second quarter of 2023 decreased to $25.0 million, compared to $25.4 million for the first quarter of 2023, primarily due to a decrease in payroll taxes, vacation and 401(k) expenses, higher deferred loan origination costs, and lower professional fees, partially offset by higher information technology related expenses.
●	Total noninterest expense for the six months ended June 30, 2023 increased to $50.4 million, compared to $46.4 million for the six months ended June 30, 2022, primarily due to higher salaries and employee benefits, and higher insurance and information technology related expenses included in other noninterest expense during the six months ended June 30, 2023.

●	Full time equivalent employees were 347 at June 30, 2023, and 332 at June 30, 2022, and 339 at March 31, 2023.

♦	The efficiency ratio was 51.67% for the second quarter of 2023, compared to 52.73% for the second quarter of 2022, and 48.83% for the first quarter of 2023. The efficiency ratio improved to 50.20% for the six months ended June 30, 2023, compared to 54.86% for the six months ended June 30, 2022, primarily due to higher net interest income.

♦	Income tax expense was $6.7 million for the second quarter of 2023, compared to $6.1 million for the second quarter of 2022, and $7.7 million for the first quarter of 2023. The effective tax rate for the second quarter of 2023 was 29.0%, compared to 29.3% for the second quarter of 2022, and 28.9% for the first quarter of 2023. Income tax expense for the six months ended June 30, 2023 was $14.4 million, compared to $11.3 million for the six months ended June 30, 2022. The effective tax rate for both the six months ended June 30, 2023 and June 30, 2022 was 28.9%.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets decreased (1%) to $5.312 billion at June 30, 2023, compared to $5.357 billion at June 30, 2022. Total assets decreased (4%) from $5.537 billion at March 31, 2023, due to the repayment during the second quarter of 2023 of $300.0 million in borrowings that were outstanding at March 31, 2023.

♦The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) for the periods indicated:

SECURITIES AVAILABLE-FOR-SALE	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2023	2023	2022
Balance (at fair value):
U.S. Treasury	$421,146	$422,903	$250,126
Agency mortgage-backed securities	64,912	68,848	82,003
Total	$486,058	$491,751	$332,129

Pre-tax unrealized (loss):
U.S. Treasury	$(10,903)	$(7,510)	$(1,239)
Agency mortgage-backed securities	(5,659)	(4,969)	(2,949)
Total	$(16,562)	$(12,479)	$(4,188)

●	The pre-tax unrealized loss on the securities available-for-sale portfolio was ($16.6) million, or ($11.7) million net of taxes, which was 2% of total shareholders’ equity at June 30, 2023.

●	The weighted average life of the securities available-for-sale portfolio was 1.64 years at June 30, 2023.

♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrealized (loss) gain and allowance for credit losses for the periods indicated:

SECURITIES HELD-TO-MATURITY	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2023	2023	2022
Balance (at amortized cost):
Agency mortgage-backed securities	$648,337	$663,481	$683,779
Municipals — exempt from Federal tax	33,771	34,764	39,976
Total	$682,108	$698,245	$723,755

Pre-tax unrealized (loss):
Agency mortgage-backed securities	$(95,285)	$(89,962)	$(72,490)
Municipals — exempt from Federal tax	(1,052)	(297)	(436)
Total	$(96,337)	$(90,259)	$(72,926)

Allowance for credit losses on municipal securities	$(13)	$(14)	$(39)

●	The pre-tax unrealized loss on the securities held-to-maturity portfolio was ($96.3) million at June 30, 2023, or ($67.9) million net of taxes, which was 11% of total shareholders’ equity at June 30, 2023.

●	The weighted average life of the securities held-to-maturity portfolio was 7.12 years at June 30, 2023.

♦	The unrealized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at June 30, 2023 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.

♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	June 30, 2023		March 31, 2023		June 30, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$466,354	14%	$506,602	16%	$531,421	17%
Real estate:
CRE - owner occupied	608,031	18%	603,298	18%	597,521	19%
CRE - non-owner occupied	1,147,313	35%	1,083,852	33%	993,621	32%
Land and construction	162,816	5%	166,408	5%	155,389	5%
Home equity	128,009	4%	124,481	4%	116,641	4%
Multifamily	244,959	7%	231,242	7%	221,938	7%
Residential mortgages	514,064	16%	528,639	16%	448,958	15%
Consumer and other	17,635	1%	17,905	1%	18,354	1%
Total Loans	3,289,181	100%	3,262,427	100%	3,083,843	100%
Deferred loan costs (fees), net	(397)	—	(512)	—	(1,391)	—
Loans, net of deferred costs and fees	$3,288,784	100%	$3,261,915	100%	$3,082,452	100%

●	Loans, excluding loans held-for-sale, increased $206.3 million, or 7%, to $3.289 billion at June 30, 2023, compared to $3.082 billion at June 30, 2022, and increased $26.9 million, or 1%, from $3.262 billion at March 31, 2023. Loans, excluding residential mortgages, increased $141.2 million, or 5%, to $2.775 billion at June 30, 2023, compared to $2.633 billion at June 30, 2022, and increased $41.4 million, or 2%, from $2.733 billion at March 31, 2023.

●	Commercial and industrial (“C&I”) line utilization was 29% at June 30, 2023, compared to 28% at June 30, 2022, and 31% at March 31, 2023.

●	At June 30, 2023, there was 35% of the CRE loan portfolio secured by owner occupied real estate, compared to 36% at both June 30, 2022 and March 31, 2023.
♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of June 30, 2023. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the Western Edition of The Wall Street Journal, and contractual repricing dates.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$392,663	41%	$259,692	27%	$307,481	32%	$959,836
Loans with fixed interest rates	66,900	3%	576,870	25%	1,685,575	72%	2,329,345
Loans	$459,563	14%	$836,562	25%	$1,993,056	61%	$3,289,181

●	At June 30, 2023, approximately 29% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 36% at June 30, 2022, and 31% at March 31, 2023.

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			At or For the Six Months Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
Balance at beginning of period	$47,273	$47,512	$42,788	$47,512	$43,290
Charge-offs during the period	(24)	(380)	(355)	(404)	(371)
Recoveries during the period	294	109	3,238	403	3,319
Net recoveries (charge-offs) during the period	270	(271)	2,883	(1)	2,948
Provision for (recapture of) credit losses on loans during the period	260	32	(181)	292	(748)
Balance at end of period	$47,803	$47,273	$45,490	$47,803	$45,490

Total loans, net of deferred fees	$3,288,784	$3,261,915	$3,082,452	$3,288,784	$3,082,452
Total nonperforming loans	$5,537	$2,240	$2,715	$5,537	$2,715
ACLL to total loans	1.45%	1.45%	1.48%	1.45%	1.48%
ACLL to total nonperforming loans	863.34%	2,110.40%	1,675.51%	863.34%	1,675.51%

●	The following table shows the drivers of change in ACLL for the first and second quarters of 2023:

DRIVERS OF CHANGE IN ACLL
(in $000’s, unaudited)
ACLL at December 31, 2022	$47,512
Portfolio changes during the first quarter of 2023	(160)
Qualitative and quantitative changes during the first
quarter of 2023 including changes in economic forecasts	(79)
ACLL at March 31, 2023	47,273
Portfolio changes during the second quarter of 2023	1,652
Qualitative and quantitative changes during the second
quarter of 2023 including changes in economic forecasts	(1,122)
ACLL at June 30, 2023	$47,803

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	June 30, 2023		March 31, 2023		June 30, 2022
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Restructured and loans over 90 days past due
and still accruing	$2,262	41%	$1,459	65%	$981	36%
Residential mortgages	1,873	34%	—	—%	—	—%
Commercial loans	1,306	23%	685	31%	640	24%
Home equity loans	96	2%	96	4%	—	—%
CRE loans	—	—%	—	—%	1,094	40%
Total nonperforming assets	$5,537	100%	$2,240	100%	$1,621	60%

●	NPAs totaled $5.5 million, or 0.10% of total assets, at June 30, 2023, compared to $2.7 million, or 0.05% of total assets, at June 30, 2022, and $2.2 million, or 0.04% of total assets, at March 31, 2023.

●	There were no foreclosed assets on the balance sheet at June 30, 2023, June 30, 2022, or March 31, 2023.

●	Classified assets totaled $30.5 million, or 0.57% of total assets, at June 30, 2023, compared to $28.9 million, or 0.54% of total assets, at June 30, 2022, and $26.8 million, or 0.48% of total assets, at March 31, 2023.
♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	June 30, 2023		March 31, 2023		June 30, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,319,844	29%	$1,469,081	33%	$1,846,365	40%
Demand, interest-bearing	1,064,638	24%	1,196,789	27%	1,218,538	26%
Savings and money market	1,075,835	24%	1,264,567	28%	1,387,003	30%
Time deposits — under $250	44,520	1%	37,884	1%	36,691	1%
Time deposits — $250 and over	171,852	4%	172,070	4%	98,760	2%
ICS/CDARS — interest-bearing demand,
money market and time deposits	824,083	18%	304,147	7%	26,287	1%
Total deposits	$4,500,772	100%	$4,444,538	100%	$4,613,644	100%

●	Total deposits decreased ($112.9) million, or (2%), to $4.501 billion at June 30, 2023, compared to $4.614 billion at June 30, 2022, and increased $56.2 million, or 1%, from $4.445 billion at March 31, 2023.

●	ICS/CDARS deposits increased $797.8 million to $824.1 million at June 30, 2023, compared to $26.3 million at June 30, 2022, and increased $519.9 million from $304.1 million at March 31, 2023.

●	Uninsured deposits were approximately $2.148 billion, or 48% of total deposits, at June 30, 2023, compared to $2.556 billion, or 58% of total deposits, at March 31, 2023, and $2.788 billion, or 64% of total deposits, at December 31, 2022.
♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at June 30, 2023, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	15.4%	14.8%	10.0%	10.5%
Tier 1 Capital	13.2%	13.7%	8.0%	8.5%
Common Equity Tier 1 Capital	13.2%	13.7%	6.5%	7.0%
Tier 1 Leverage	9.7%	10.0%	5.0%	4.0%
Tangible common equity / tangible assets (2)	9.3%	9.6%	N/A	N/A

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.
(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2023	2023	2022
Unrealized loss on securities available-for-sale	$(11,822)	$(8,924)	$(3,036)
Split dollar insurance contracts liability	(3,187)	(3,139)	(5,501)
Supplemental executive retirement plan liability	(2,352)	(2,361)	(7,508)
Unrealized gain on interest-only strip from SBA loans	103	107	127
Total accumulated other comprehensive loss	$(17,258)	$(14,317)	$(15,918)

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not perform a part of, this release or of our filings with the SEC.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the following: (1) geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; (2) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (3) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (4) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; (5) liquidity risks, including public announcements by, and media stories regarding, other financial institutions that may affect depositors’ confidence in the banking system; (6) our ability to mitigate and manage deposit liabilities in a manner that balances the need to meet current and expected withdrawals while investing a sufficient portion of our assets to promote strong earning capacity; (7) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (8) volatility in credit and equity markets and its effect on the global economy; (9) conditions relating to the impact of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, our customers, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (10) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (11) our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; (12) risks associated with concentrations in real estate related loans; (13) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related vacancy rates, and asset and market prices; (14) credit related impairment charges to our securities portfolio; (15) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (16) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (17) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (18) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (19) possible adjustment of the valuation of our deferred tax assets; (20) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (21) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (22) risks of loss of funding of Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (23) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (24) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (25) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (26) availability of and competition for acquisition opportunities; (27) risks resulting from domestic terrorism; (28) risks resulting from social unrest and protests; (29) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; and (30) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000’s, unaudited)	2023	2023	2022	2023	2022	2023	2022	Change
Interest income	$58,341	$56,274	$43,556	4%	34%	$114,615	$83,462	37%
Interest expense	12,048	7,016	1,677	72%	618%	19,064	3,362	467%
Net interest income before provision
for credit losses on loans	46,293	49,258	41,879	(6)%	11%	95,551	80,100	19%
Provision for (recapture of) credit losses on loans	260	32	(181)	713%	244%	292	(748)	139%
Net interest income after provision
for credit losses on loans	46,033	49,226	42,060	(6)%	9%	95,259	80,848	18%
Noninterest income:
Service charges and fees on deposit
accounts	901	1,743	867	(48)%	4%	2,644	1,479	79%
Increase in cash surrender value of
life insurance	502	493	480	2%	5%	995	960	4%
Gain on sales of SBA loans	199	76	27	162%	637%	275	183	50%
Servicing income	104	131	139	(21)%	(25)%	235	245	(4)%
Termination fees	—	11	45	(100)%	(100)%	11	45	(76)%
Gain on proceeds from company-owned
life insurance	—	—	27	N/A	(100)%	—	27	(100)%
Gain on warrants	—	—	—	N/A	N/A	—	637	(100)%
Other	368	312	513	18%	(28)%	680	982	(31)%
Total noninterest income	2,074	2,766	2,098	(25)%	(1)%	4,840	4,558	6%
Noninterest expense:
Salaries and employee benefits	13,987	14,809	13,476	(6)%	4%	28,796	27,297	5%
Occupancy and equipment	2,422	2,400	2,277	1%	6%	4,822	4,714	2%
Professional fees	1,149	1,399	1,291	(18)%	(11)%	2,548	2,371	7%
Other	7,433	6,793	6,146	9%	21%	14,226	12,060	18%
Total noninterest expense	24,991	25,401	23,190	(2)%	8%	50,392	46,442	9%
Income before income taxes	23,116	26,591	20,968	(13)%	10%	49,707	38,964	28%
Income tax expense	6,713	7,674	6,147	(13)%	9%	14,387	11,277	28%
Net income	$16,403	$18,917	$14,821	(13)%	11%	$35,320	$27,687	28%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.27	$0.31	$0.24	(13)%	13%	$0.58	$0.46	26%
Diluted earnings per share	$0.27	$0.31	$0.24	(13)%	13%	$0.58	$0.45	29%
Weighted average shares outstanding - basic	61,035,435	60,908,221	60,542,170	0%	1%	60,971,828	60,468,027	1%
Weighted average shares outstanding - diluted	61,167,689	61,268,072	60,969,154	0%	0%	61,192,720	60,945,711	0%
Common shares outstanding at period-end	61,091,155	60,948,607	60,666,794	0%	1%	61,091,155	60,666,794	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.26	$0.26	0%
Book value per share	$10.70	$10.62	$10.01	1%	7%	$10.70	$10.01	7%
Tangible book value per share	$7.80	$7.70	$7.04	1%	11%	$7.80	$7.04	11%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	10.12%	12.03%	9.86%	(16)%	3%	11.06%	9.29%	19%
Annualized return on average tangible
common equity	13.93%	16.71%	14.06%	(17)%	(1)%	15.29%	13.28%	15%
Annualized return on average assets	1.25%	1.47%	1.11%	(15)%	13%	1.35%	1.04%	30%
Annualized return on average tangible assets	1.29%	1.52%	1.15%	(15)%	12%	1.40%	1.07%	31%
Net interest margin (FTE)	3.76%	4.09%	3.38%	(8)%	11%	3.92%	3.21%	22%
Efficiency ratio	51.67%	48.83%	52.73%	6%	(2)%	50.20%	54.86%	(8)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,278,243	$5,235,506	$5,334,636	1%	(1)%	$5,256,993	$5,388,638	(2)%
Average tangible assets	$5,100,399	$5,057,063	$5,154,245	1%	(1)%	$5,078,851	$5,207,912	(2)%
Average earning assets	$4,948,397	$4,895,009	$4,985,611	1%	(1)%	$4,921,850	$5,039,432	(2)%
Average loans held-for-sale	$4,166	$2,755	$1,824	51%	128%	$3,764	$1,652	128%
Average total loans	$3,227,175	$3,274,770	$3,048,353	(1)%	6%	$3,250,541	$3,037,791	7%
Average deposits	$4,424,041	$4,415,952	$4,579,436	0%	(3)%	$4,420,019	$4,637,960	(5)%
Average demand deposits - noninterest-bearing	$1,368,373	$1,667,260	$1,836,350	(18)%	(25)%	$1,516,991	$1,846,699	(18)%
Average interest-bearing deposits	$3,055,668	$2,748,692	$2,743,086	11%	11%	$2,903,028	$2,791,261	4%
Average interest-bearing liabilities	$3,157,722	$2,834,732	$2,791,527	11%	13%	$2,997,119	$2,835,495	6%
Average equity	$650,240	$637,597	$603,182	2%	8%	$643,954	$601,279	7%
Average tangible common equity	$472,396	$459,154	$422,791	3%	12%	$465,812	$420,553	11%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2023	2023	2022	2022	2022
Interest income	$58,341	$56,274	$55,192	$50,174	$43,556
Interest expense	12,048	7,016	3,453	2,133	1,677
Net interest income before provision
for credit losses on loans	46,293	49,258	51,739	48,041	41,879
Provision for (recapture of) credit losses on loans	260	32	508	1,006	(181)
Net interest income after provision
for credit losses on loans	46,033	49,226	51,231	47,035	42,060
Noninterest income:
Service charges and fees on deposit
accounts	901	1,743	1,801	1,360	867
Increase in cash surrender value of
life insurance	502	493	481	484	480
Gain on sales of SBA loans	199	76	—	308	27
Servicing income	104	131	138	125	139
Termination fees	—	11	—	16	45
Gain on proceeds from company-owned
life insurance	—	—	—	—	27
Gain on warrants	—	—	—	32	—
Other	368	312	352	456	513
Total noninterest income	2,074	2,766	2,772	2,781	2,098
Noninterest expense:
Salaries and employee benefits	13,987	14,809	13,915	14,119	13,476
Occupancy and equipment	2,422	2,400	2,510	2,415	2,277
Professional fees	1,149	1,399	1,414	1,230	1,291
Other	7,433	6,793	6,679	6,135	6,146
Total noninterest expense	24,991	25,401	24,518	23,899	23,190
Income before income taxes	23,116	26,591	29,485	25,917	20,968
Income tax expense	6,713	7,674	8,686	7,848	6,147
Net income	$16,403	$18,917	$20,799	$18,069	$14,821

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.27	$0.31	$0.34	$0.30	$0.24
Diluted earnings per share	$0.27	$0.31	$0.34	$0.30	$0.24
Weighted average shares outstanding - basic	61,035,435	60,908,221	60,788,803	60,686,992	60,542,170
Weighted average shares outstanding - diluted	61,167,689	61,268,072	61,357,023	61,123,801	60,969,154
Common shares outstanding at period-end	61,091,155	60,948,607	60,852,723	60,716,794	60,666,794
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$10.70	$10.62	$10.39	$10.04	$10.01
Tangible book value per share	$7.80	$7.70	$7.46	$7.09	$7.04

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	10.12%	12.03%	13.40%	11.72%	9.86%
Annualized return on average tangible
common equity	13.93%	16.71%	18.89%	16.60%	14.06%
Annualized return on average assets	1.25%	1.47%	1.54%	1.31%	1.11%
Annualized return on average tangible assets	1.29%	1.52%	1.59%	1.36%	1.15%
Net interest margin (FTE)	3.76%	4.09%	4.10%	3.73%	3.38%
Efficiency ratio	51.67%	48.83%	44.98%	47.02%	52.73%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,278,243	$5,235,506	$5,360,867	$5,466,330	$5,334,636
Average tangible assets	$5,100,399	$5,057,063	$5,181,793	$5,286,591	$5,154,245
Average earning assets	$4,948,397	$4,895,009	$5,009,578	$5,117,373	$4,985,611
Average loans held-for-sale	$4,166	$2,755	$2,346	$3,282	$1,824
Average total loans	$3,227,175	$3,274,770	$3,248,210	$3,140,705	$3,048,353
Average deposits	$4,424,041	$4,415,952	$4,600,533	$4,712,044	$4,579,436
Average demand deposits - noninterest-bearing	$1,368,373	$1,667,260	$1,851,003	$1,910,748	$1,836,350
Average interest-bearing deposits	$3,055,668	$2,748,692	$2,749,530	$2,801,296	$2,743,086
Average interest-bearing liabilities	$3,157,722	$2,834,732	$2,788,880	$2,840,611	$2,791,527
Average equity	$650,240	$637,597	$615,941	$611,707	$603,182
Average tangible common equity	$472,396	$459,154	$436,867	$431,968	$422,791

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
ASSETS
Cash and due from banks	$42,551	$41,318	$35,764	3%	19%
Other investments and interest-bearing deposits
in other financial institutions	468,951	698,690	840,821	(33)%	(44)%
Securities available-for-sale, at fair value	486,058	491,751	332,129	(1)%	46%
Securities held-to-maturity, at amortized cost	682,095	698,231	723,716	(2)%	(6)%
Loans held-for-sale - SBA, including deferred costs	3,136	2,792	2,281	12%	37%
Loans:
Commercial	466,354	506,602	531,421	(8)%	(12)%
Real estate:
CRE - owner occupied	608,031	603,298	597,521	1%	2%
CRE - non-owner occupied	1,147,313	1,083,852	993,621	6%	15%
Land and construction	162,816	166,408	155,389	(2)%	5%
Home equity	128,009	124,481	116,641	3%	10%
Multifamily	244,959	231,242	221,938	6%	10%
Residential mortgages	514,064	528,639	448,958	(3)%	15%
Consumer and other	17,635	17,905	18,354	(2)%	(4)%
Loans	3,289,181	3,262,427	3,083,843	1%	7%
Deferred loan fees, net	(397)	(512)	(1,391)	(22)%	(71)%
Total loans, net of deferred costs and fees	3,288,784	3,261,915	3,082,452	1%	7%
Allowance for credit losses on loans	(47,803)	(47,273)	(45,490)	1%	5%
Loans, net	3,240,981	3,214,642	3,036,962	1%	7%
Company-owned life insurance	79,940	79,438	77,972	1%	3%
Premises and equipment, net	9,197	9,142	9,593	1%	(4)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	9,830	10,431	12,351	(6)%	(20)%
Accrued interest receivable and other assets	121,467	122,474	117,621	(1)%	3%
Total assets	$5,311,837	$5,536,540	$5,356,841	(4)%	(1)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,319,844	$1,469,081	$1,846,365	(10)%	(29)%
Demand, interest-bearing	1,064,638	1,196,789	1,218,538	(11)%	(13)%
Savings and money market	1,075,835	1,264,567	1,387,003	(15)%	(22)%
Time deposits - under $250	44,520	37,884	36,691	18%	21%
Time deposits - $250 and over	171,852	172,070	98,760	0%	74%
ICS/CDARS - interest-bearing demand, money market
and time deposits	824,083	304,147	26,287	171%	3035%
Total deposits	4,500,772	4,444,538	4,613,644	1%	(2)%
Other short-term borrowings	—	300,000	—	N/A	N/A
Subordinated debt, net of issuance costs	39,425	39,387	39,274	0%	0%
Accrued interest payable and other liabilities	117,970	105,407	96,699	12%	22%
Total liabilities	4,658,167	4,889,332	4,749,617	(5)%	(2)%

Shareholders’ Equity:
Common stock	505,075	504,135	499,832	0%	1%
Retained earnings	165,853	157,390	123,310	5%	35%
Accumulated other comprehensive loss	(17,258)	(14,317)	(15,918)	(21)%	(8)%
Total shareholders' equity	653,670	647,208	607,224	1%	8%
Total liabilities and shareholders’ equity	$5,311,837	$5,536,540	$5,356,841	(4)%	(1)%

	End of Period:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks	$42,551	$41,318	$27,595	$40,500	$35,764
Other investments and interest-bearing deposits
in other financial institutions	468,951	698,690	279,008	641,251	840,821
Securities available-for-sale, at fair value	486,058	491,751	489,596	478,534	332,129
Securities held-to-maturity, at amortized cost	682,095	698,231	714,990	703,794	723,716
Loans held-for-sale - SBA, including deferred costs	3,136	2,792	2,456	2,081	2,281
Loans:
Commercial	466,354	506,602	533,915	542,829	531,421
Real estate:
CRE - owner occupied	608,031	603,298	614,663	612,241	597,521
CRE - non-owner occupied	1,147,313	1,083,852	1,066,368	1,023,405	993,621
Land and construction	162,816	166,408	163,577	167,439	155,389
Home equity	128,009	124,481	120,724	116,489	116,641
Multifamily	244,959	231,242	244,882	229,455	221,938
Residential mortgages	514,064	528,639	537,905	508,839	448,958
Consumer and other	17,635	17,905	17,033	16,620	18,354
Loans	3,289,181	3,262,427	3,299,067	3,217,317	3,083,843
Deferred loan fees, net	(397)	(512)	(517)	(844)	(1,391)
Total loans, net of deferred fees	3,288,784	3,261,915	3,298,550	3,216,473	3,082,452
Allowance for credit losses on loans	(47,803)	(47,273)	(47,512)	(46,921)	(45,490)
Loans, net	3,240,981	3,214,642	3,251,038	3,169,552	3,036,962
Company-owned life insurance	79,940	79,438	78,945	78,456	77,972
Premises and equipment, net	9,197	9,142	9,301	9,428	9,593
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	9,830	10,431	11,033	11,692	12,351
Accrued interest receivable and other assets	121,467	122,474	125,987	128,343	117,621
Total assets	$5,311,837	$5,536,540	$5,157,580	$5,431,262	$5,356,841

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,319,844	$1,469,081	$1,736,722	$1,883,574	$1,846,365
Demand, interest-bearing	1,064,638	1,196,789	1,196,427	1,154,403	1,218,538
Savings and money market	1,075,835	1,264,567	1,285,444	1,487,400	1,387,003
Time deposits - under $250	44,520	37,884	32,445	34,728	36,691
Time deposits - $250 and over	171,852	172,070	108,192	93,263	98,760
ICS/CDARS - interest-bearing demand, money market
and time deposits	824,083	304,147	30,374	29,897	26,287
Total deposits	4,500,772	4,444,538	4,389,604	4,683,265	4,613,644
Other short-term borrowings	—	300,000	—	—	—
Subordinated debt, net of issuance costs	39,425	39,387	39,350	39,312	39,274
Accrued interest payable and other liabilities	117,970	105,407	96,170	99,168	96,699
Total liabilities	4,658,167	4,889,332	4,525,124	4,821,745	4,749,617

Shareholders’ Equity:
Common stock	505,075	504,135	502,923	501,240	499,832
Retained earnings	165,853	157,390	146,389	133,489	123,310
Accumulated other comprehensive loss	(17,258)	(14,317)	(16,856)	(25,212)	(15,918)
Total shareholders' equity	653,670	647,208	632,456	609,517	607,224
Total liabilities and shareholders’ equity	$5,311,837	$5,536,540	$5,157,580	$5,431,262	$5,356,841

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
Nonaccrual loans - held-for-investment	$3,275	$781	$1,734	319%	89%
Restructured and loans over 90 days past due
and still accruing	2,262	1,459	981	55%	131%
Total nonperforming loans	5,537	2,240	2,715	147%	104%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$5,537	$2,240	$2,715	147%	104%
Other restructured loans still accruing	$—	$—	$113	N/A	(100)%
Net charge-offs (recoveries) during the quarter	$(270)	$271	$(2,883)	(200)%	91%
Provision for (recapture of) credit losses on loans during the quarter	$260	$32	$(181)	713%	244%
Allowance for credit losses on loans	$47,803	$47,273	$45,490	1%	5%
Classified assets	$30,500	$26,800	$28,929	14%	5%
Allowance for credit losses on loans to total loans	1.45%	1.45%	1.48%	0%	(2)%
Allowance for credit losses on loans to total nonperforming loans	863.34%	2,110.40%	1,675.51%	(59)%	(48)%
Nonperforming assets to total assets	0.10%	0.04%	0.05%	150%	100%
Nonperforming loans to total loans	0.17%	0.07%	0.09%	143%	89%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	5%	6%	20%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	5%	6%	0%	(17)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$476,209	$469,146	$427,242	2%	11%
Shareholders’ equity / total assets	12.31%	11.69%	11.34%	5%	9%
Tangible common equity / tangible assets (2)	9.27%	8.76%	8.25%	6%	12%
Loan to deposit ratio	73.07%	73.39%	66.81%	0%	9%
Noninterest-bearing deposits / total deposits	29.32%	33.05%	40.02%	(11)%	(27)%
Total capital ratio	15.4%	15.3%	14.6%	1%	5%
Tier 1 capital ratio	13.2%	13.1%	12.5%	1%	6%
Common Equity Tier 1 capital ratio	13.2%	13.1%	12.5%	1%	6%
Tier 1 leverage ratio	9.7%	9.6%	8.7%	1%	11%
Heritage Bank of Commerce:
Total capital ratio	14.8%	14.7%	14.1%	1%	5%
Tier 1 capital ratio	13.7%	13.5%	13.0%	1%	5%
Common Equity Tier 1 capital ratio	13.7%	13.5%	13.0%	1%	5%
Tier 1 leverage ratio	10.0%	9.9%	9.0%	1%	11%

(1)	Represents shareholders' equity minus goodwill and other intangible assets.
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2023	2023	2022	2022	2022
Nonaccrual loans - held-for-investment	$3,275	$781	$740	$491	$1,734
Restructured and loans over 90 days past due
and still accruing	2,262	1,459	1,685	545	981
Total nonperforming loans	5,537	2,240	2,425	1,036	2,715
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$5,537	$2,240	$2,425	$1,036	$2,715
Other restructured loans still accruing	$—	$—	$171	$93	$113
Net charge-offs (recoveries) during the quarter	$(270)	$271	$(83)	$(425)	$(2,883)
Provision for (recapture of) credit losses on loans during the quarter	$260	$32	$508	$1,006	$(181)
Allowance for credit losses on loans	$47,803	$47,273	$47,512	$46,921	$45,490
Classified assets	$30,500	$26,800	$14,544	$28,570	$28,929
Allowance for credit losses on loans to total loans	1.45%	1.45%	1.44%	1.46%	1.48%
Allowance for credit losses on loans to total nonperforming loans	863.34%	2,110.40%	1,959.26%	4,529.05%	1,675.51%
Nonperforming assets to total assets	0.10%	0.04%	0.05%	0.02%	0.05%
Nonperforming loans to total loans	0.17%	0.07%	0.07%	0.03%	0.09%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	5%	3%	6%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	5%	3%	5%	6%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$476,209	$469,146	$453,792	$430,194	$427,242
Shareholders’ equity / total assets	12.31%	11.69%	12.26%	11.22%	11.34%
Tangible common equity / tangible assets (2)	9.27%	8.76%	9.11%	8.19%	8.25%
Loan to deposit ratio	73.07%	73.39%	75.14%	68.68%	66.81%
Noninterest-bearing deposits / total deposits	29.32%	33.05%	39.56%	40.22%	40.02%
Total capital ratio	15.4%	15.3%	14.8%	14.5%	14.6%
Tier 1 capital ratio	13.2%	13.1%	12.7%	12.4%	12.5%
Common Equity Tier 1 capital ratio	13.2%	13.1%	12.7%	12.4%	12.5%
Tier 1 leverage ratio	9.7%	9.6%	9.2%	8.7%	8.7%
Heritage Bank of Commerce:
Total capital ratio	14.8%	14.7%	14.2%	14.0%	14.1%
Tier 1 capital ratio	13.7%	13.5%	13.2%	12.9%	13.0%
Common Equity Tier 1 capital ratio	13.7%	13.5%	13.2%	12.9%	13.0%
Tier 1 leverage ratio	10.0%	9.9%	9.5%	9.0%	9.0%

(1)	Represents shareholders' equity minus goodwill and other intangible assets.
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2023			June 30, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,231,341	$44,028	5.47%	$3,050,177	$36,538	4.80%
Securities - taxable	1,147,375	6,982	2.44%	912,408	4,407	1.94%
Securities - exempt from Federal tax (3)	34,070	302	3.56%	40,447	343	3.40%
Other investments and interest-bearing deposits
in other financial institutions	535,611	7,092	5.31%	982,579	2,340	0.96%
Total interest earning assets (3)	4,948,397	58,404	4.73%	4,985,611	43,628	3.51%
Cash and due from banks	35,159			37,172
Premises and equipment, net	9,190			9,666
Goodwill and other intangible assets	177,844			180,391
Other assets	107,653			121,796
Total assets	$5,278,243			$5,334,636

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,368,373			$1,836,350

Demand, interest-bearing	1,118,200	1,788	0.64%	1,249,875	468	0.15%
Savings and money market	1,109,347	4,638	1.68%	1,327,665	558	0.17%
Time deposits - under $100	11,610	20	0.69%	12,643	4	0.13%
Time deposits - $100 and over	201,600	1,410	2.81%	125,258	114	0.37%
ICS/CDARS - interest-bearing demand, money market
and time deposits	614,911	2,867	1.87%	27,645	2	0.03%
Total interest-bearing deposits	3,055,668	10,723	1.41%	2,743,086	1,146	0.17%
Total deposits	4,424,041	10,723	0.97%	4,579,436	1,146	0.10%

Short-term borrowings	62,653	787	5.04%	16	—	0.00%
Subordinated debt, net of issuance costs	39,401	538	5.48%	48,425	531	4.40%
Total interest-bearing liabilities	3,157,722	12,048	1.53%	2,791,527	1,677	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,526,095	12,048	1.07%	4,627,877	1,677	0.15%
Other liabilities	101,908			103,577
Total liabilities	4,628,003			4,731,454
Shareholders’ equity	650,240			603,182
Total liabilities and shareholders’ equity	$5,278,243			$5,334,636

Net interest income (3) / margin		46,356	3.76%		41,951	3.38%
Less tax equivalent adjustment (3)		(63)			(72)
Net interest income		$46,293			$41,879

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $94,000 for the second quarter of 2023, compared to $816,000 for the second quarter of 2022. Prepayment fees totaled $73,000 for the second quarter of 2023, compared to $549,000 for the second quarter of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2023			March 31, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,231,341	$44,028	5.47%	$3,277,525	$44,112	5.46%
Securities - taxable	1,147,375	6,982	2.44%	1,161,021	7,056	2.46%
Securities - exempt from Federal tax (3)	34,070	302	3.56%	36,012	313	3.52%
Other investments and interest-bearing deposits
in other financial institutions	535,611	7,092	5.31%	420,451	4,859	4.69%
Total interest earning assets (3)	4,948,397	58,404	4.73%	4,895,009	56,340	4.67%
Cash and due from banks	35,159			37,563
Premises and equipment, net	9,190			9,269
Goodwill and other intangible assets	177,844			178,443
Other assets	107,653			115,222
Total assets	$5,278,243			$5,235,506

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,368,373			$1,667,260

Demand, interest-bearing	1,118,200	1,788	0.64%	1,217,731	1,476	0.49%
Savings and money market	1,109,347	4,638	1.68%	1,285,173	3,489	1.10%
Time deposits - under $100	11,610	20	0.69%	12,280	10	0.33%
Time deposits - $100 and over	201,600	1,410	2.81%	163,047	845	2.10%
ICS/CDARS - interest-bearing demand, money market
and time deposits	614,911	2,867	1.87%	70,461	81	0.47%
Total interest-bearing deposits	3,055,668	10,723	1.41%	2,748,692	5,901	0.87%
Total deposits	4,424,041	10,723	0.97%	4,415,952	5,901	0.54%

Short-term borrowings	62,653	787	5.04%	46,677	578	5.02%
Subordinated debt, net of issuance costs	39,401	538	5.48%	39,363	537	5.53%
Total interest-bearing liabilities	3,157,722	12,048	1.53%	2,834,732	7,016	1.00%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,526,095	12,048	1.07%	4,501,992	7,016	0.63%
Other liabilities	101,908			95,917
Total liabilities	4,628,003			4,597,909
Shareholders’ equity	650,240			637,597
Total liabilities and shareholders’ equity	$5,278,243			$5,235,506

Net interest income (3) / margin		46,356	3.76%		49,324	4.09%
Less tax equivalent adjustment (3)		(63)			(66)
Net interest income		$46,293			$49,258

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $94,000 for the second quarter of 2023, compared to $300,000 for the first quarter of 2023. Prepayment fees totaled $73,000 for the second quarter of 2023, compared to $138,000 for the first quarter of 2023.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2023			June 30, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,254,305	$88,140	5.46%	$3,039,443	$71,639	4.75%
Securities - taxable	1,154,160	14,038	2.45%	847,409	7,851	1.87%
Securities - exempt from Federal tax (3)	35,036	615	3.54%	42,647	719	3.40%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	478,349	11,951	5.04%	1,109,933	3,404	0.62%
Total interest earning assets (3)	4,921,850	114,744	4.70%	5,039,432	83,613	3.35%
Cash and due from banks	36,354			37,400
Premises and equipment, net	9,229			9,636
Goodwill and other intangible assets	178,142			180,726
Other assets	111,418			121,444
Total assets	$5,256,993			$5,388,638

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,516,991			$1,846,699

Demand, interest-bearing	1,167,690	3,264	0.56%	1,264,849	927	0.15%
Savings and money market	1,196,774	8,127	1.37%	1,361,014	1,101	0.16%
Time deposits - under $100	11,943	30	0.51%	12,937	9	0.14%
Time deposits - $100 and over	182,430	2,255	2.49%	122,187	220	0.36%
ICS/CDARS - interest-bearing demand, money market
and time deposits	344,191	2,948	1.73%	30,274	3	0.02%
Total interest-bearing deposits	2,903,028	16,624	1.15%	2,791,261	2,260	0.16%
Total deposits	4,420,019	16,624	0.76%	4,637,960	2,260	0.10%

Short-term borrowings	54,709	1,365	5.03%	23	—	0.00%
Subordinated debt, net of issuance costs	39,382	1,075	5.50%	44,211	1,102	5.03%
Total interest-bearing liabilities	2,997,119	19,064	1.28%	2,835,495	3,362	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,514,110	19,064	0.85%	4,682,194	3,362	0.14%
Other liabilities	98,929			105,165
Total liabilities	4,613,039			4,787,359
Shareholders’ equity	643,954			601,279
Total liabilities and shareholders’ equity	$5,256,993			$5,388,638

Net interest income (3) / margin		95,680	3.92%		80,251	3.21%
Less tax equivalent adjustment (3)		(129)			(151)
Net interest income		$95,551			$80,100

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $394,000 for the first six months of 2023, compared to $2,604,000 for the first six months of 2022. Prepayment fees totaled $211,000 for the first six months of 2023, compared to $1,059,000 for the first six months of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.